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                         NON-QUALIFIED STOCK OPTION AGREEMENT


     This Stock Option Agreement (the "Agreement"), made as of the ____ day of ____________, _______ (the "DATE OF GRANT"), by and between AMC ENTERTAINMENT INC. ("AMCE") and ____________ (the "GRANTEE"), evidences the grant, by AMCE, of a Stock Option (the "OPTION") to the Grantee on such date and the Grantee's acceptance of the Option in accordance with the provisions of the AMCE 1999 Stock Option Plan for Outside Directors (the "PLAN"). AMCE and the Grantee agree as follows:

     1. SHARES OPTIONED AND OPTION PRICE. The Grantee shall have an option to purchase ______ shares of AMCE Common Stock for $_______ per share, which exercise price is one hundred percent (100%) of the Fair Market Value of such shares on the Date of Grant, subject to the terms and conditions of this Agreement and of the Plan, the provisions of which are hereby incorporated herein by reference. The shares subject to the Option are not, nor are they intended to be, Incentive Stock Option shares as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

     2.   VESTING.   Except as otherwise provided herein or in the Plan, this
Option shall vest and become exercisable in full with respect to the number of shares described in section 1 on the first anniversary of the Date of Grant. Notwithstanding the foregoing, this Option will vest and become exercisable in full upon the occurrence of a "Change in Control Event" as defined in the Plan, or upon termination of the Grantee's service as director by reason of death, "Disability," as defined in the Plan, or retirement upon or after reaching age 70.

     3. EXERCISE PERIOD. The Option may be exercised from time to time with respect to all or any number of the then unexercised shares as to which the Option has vested under section 2, on any regular business day of AMCE at its then executive offices, until the earliest to occur of the following dates:

          (a)   the tenth anniversary of the Date of Grant;

          (b) the first anniversary of the date of the Grantee's termination of service as a director on account of death or disability;

          (c) the third anniversary of the Grantee's retirement as a director upon or after reaching age 70 (for this purpose "retirement" means retiring from the Board of Directors during a term as well as not standing for re-election);

          (d) the date ninety (90) days following the date upon which the Grantee's service as a Director terminates for any reason other than those described in subsections (b) or (c) next above (including removal or a decision not to stand for re-election prior to retirement upon or after reaching age 70).

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     4.   EXERCISE.

          (a) During the period that the Option is exercisable, it may be exercised in full or in part by delivering or mailing written notice of the exercise to the Secretary of AMCE. The written notice shall be signed by each person entitled to exercise the Option and shall specify the address and Social Security number of each such person. If any person other than the Grantee purports to be entitled to exercise all or any portion of the Option, the written notice shall be accompanied by proof, satisfactory to the Secretary of AMCE, of that entitlement.

          (b) The written notice shall be accompanied by full payment of the exercise price for the shares as to which the Option is exercised either
     (i) in cash, personal check, certified or bank cashier's check or money order, or by wire transfer, payable to AMCE, (ii) in shares of AMCE Common Stock which have been held continuously by the Grantee for at least six months and evidenced by certificates either endorsed or with stock powers attached transferring ownership to AMCE, with signatures guaranteed, with an aggregate Fair Market Value (as defined in the Plan) equal to said exercise price on the date the written notice is received by the Secretary, or (iii) in any combination of the foregoing.

          (c) The written notice of exercise will be effective and the Option shall be deemed exercised to the extent specified in the notice on the date that the written notice (together with required accompaniments respecting payment of the exercise price) is received by the Secretary of AMCE at its then executive offices during regular business hours.

     5.   TRANSFER OF SHARES; TAX WITHHOLDING.

          (a) As soon as practicable after receipt of an effective written notice of exercise and full payment of the exercise price as provided in section 4 above, the Secretary of AMCE shall cause ownership of the appropriate number of shares of AMCE Common Stock to be transferred to the person or persons exercising the Option by having a certificate or certificates for such number of shares registered in the name of such person or persons and shall have each certificate delivered to the appropriate person. Notwithstanding the foregoing, if AMCE requires reimbursement of any tax required by law to be withheld with respect to shares of AMCE Common Stock, the Secretary shall not transfer ownership of shares until the required payment is made.

          (b) The Grantee may satisfy any applicable tax withholding obligations hereunder by electing to have shares otherwise issuable upon exercise of this Option withheld, with a Fair Market Value on the date of exercise equal to the amount of Grantee's required tax withholding liability. Such election may be made in the written notice of exercise.

     6. TRANSFERABILITY. The rights under this Agreement may not be transferred except by will


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or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employment Retirement Income Security Act, or the rules promulgated thereunder. The rights under this Agreement may be exercised only by the Grantee (or by his guardian), his legal representative or other permitted transferee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Grantee.

     7. REQUIREMENTS OF LAW. This Option may not be exercised if the issuance of shares of AMCE Common Stock upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. The Grantee, as a condition to his exercise of this Option, shall represent to AMCE that the shares of AMCE Common Stock to be acquired by exercise of this Option are being acquired for investment and not with a present view to distribution or resale, unless counsel for AMCE is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

     8. ADJUSTMENTS. As provided in the Plan, the number and kind and exercise price of shares subject to this option are subject to adjustment or substitution upon the occurrence of a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting AMCE Common Stock.

     IN WITNESS WHEREOF, AMCE, by its duly authorized officer, and the Grantee have signed this Agreement as of the date first above written.

                         AMC ENTERTAINMENT INC.


                         By:_______________________________________
                              Peter C. Brown, Chairman of the Board, President and Chief Executive Officer



                               _______________________________________
                              Stanley H. Durwood, Grantee





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